UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 1, 2007 (October 31, 2007)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 31, 2007 First Place Financial Corp. acquired Hicksville Building, Loan and Savings Bank, headquartered in Hicksville, Ohio under the terms of a definitive agreement dated September 6, 2007 and pursuant to the terms and conditions of a voluntary supervisory conversion under the Office of Thrift Supervision rules and regulations. On November 1, 2007 First Place Financial Corp. (First Place) issued a press release announcing that they have completed the acquisition of Hicksville Building, Loan and Savings Bank as of the close of business on October 31, 2007. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2007 issued by First Place Financial Corp. announcing the completion of the acquisition of Hicksville Building, Loan and Savings Bank effective as of the close of business on October 31, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST PLACE FINANCIAL CORP.

Date: November 1, 2007	By:	/s/ David W. Gifford
David W. Gifford
Interim Chief Financial Officer Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 1, 2007 issued by First Place Financial Corp. announcing the completion of the acquisition of Hicksville Building, Loan and Savings Bank effective as of the close of business on October 31, 2007.